Exhibit 10.1
SECOND AMENDED AND RESTATED
FAIRSHARE VACATION PLAN USE
MANAGEMENT TRUST AGREEMENT

FOR
SECOND AMENDED AND RESTATED
FAIRSHARE VACATION PLAN USE MANAGEMENT TRUST AGREEMENT

-i-

(continued)

-ii-

(continued)

Article			Page

XIV	MISCELLANEOUS		25
	14.01	Construction of Trust Agreement	25
	14.02	Arbitration	25
	14.03	Severability	25
	14.04	Notice to the Parties	25
	14.05	Amendments	26
	14.06	Further Assurances	26
	14.07	Acceptance and Ratification by Members	26
	14.08	Exchange Programs	26
	14.09	Extensions	26
	14.10	Successors and Assigns	26
	14.11	Miscellaneous	26

-iii-

SECOND AMENDED AND RESTATED
FAIRSHARE VACATION PLAN USE
MANAGEMENT TRUST AGREEMENT
     THIS SECOND AMENDED AND RESTATED FAIRSHARE VACATION PLAN USE MANAGEMENT TRUST AGREEMENT (this "Trust Agreement”) is effective as of the 14th day of March, 2008, by and among Fairshare Vacation Owners Association, an Arkansas nonprofit corporation; Wyndham Vacation Resorts, Inc., a Delaware corporation, Fairfield Myrtle Beach, Inc., a Delaware corporation, and such other subsidiaries and affiliates of Wyndham Vacation Resorts, Inc. as may from time to time subject Property Interests (or the Use Rights therein) to this Trust Agreement; and such other unrelated third parties as may from time to time desire to subject Property Interests (or the Use Rights therein) to this Trust Agreement, all in accordance with the terms and conditions set forth herein, and amends and restates the “Amended and Restated Trust Agreement” (as hereinafter defined) which, in turn, amended and restated the “Original Trust Agreement” (as hereinafter defined).
     WHEREAS, Wyndham is the developer of certain resort communities and Vacation Plans with respect to which Wyndham sells timeshare and other interests; and
     WHEREAS, Wyndham desires to establish a trust to permit the Beneficiaries to use and exchange the Use Rights available through the Trust; and
     WHEREAS, Persons that (i) subject one or more Property Interest(s) to this Trust Agreement by an assignment to the Trust of the Use Rights attributable to such Property Interest(s), or (ii) purchase one or more Property Interests which have previously been subjected to this Trust Agreement, shall be allocated Points symbolic of the Use Rights and other attributes of their respective Property Interest(s) and shall be permitted to use their symbolic Points as described herein; and
     WHEREAS, the Points allocated to a Member may be used to reserve Trust Properties pursuant to the procedures described in this Trust Agreement and the FairShare Plus Member’s Directory; and
     WHEREAS, the Trustee has agreed to develop, or contract with a third party to provide, a reservation system to enable Members to reserve the use of the Trust Properties; and
     WHEREAS, the parties have agreed that the Trustee, as an administrative convenience to the Members, will (i) collect fees due from each Member to the owner’s association or associations established with respect to such Member’s Property Interest or if there is no such association, then the fees due to the operator or manager of the Vacation Plan creating such Property Interest, (ii) hold such fee in escrow on behalf of each such Member and (iii) remit such fee to the appropriate owners association or associations or operator(s)/manager(s), as the case may be, when such Member would be obligated to make payment thereof; and
     WHEREAS, the Trust may, from time to time or at some future time, hold legal or equitable title to, or the Use Rights associated with, some or all of the Trust Properties; and

     WHEREAS, from time to time, other subsidiaries of Wyndham and/or third parties may, with the written consent of Wyndham and Trustee, subject Property Interests or the Use Rights therein to this Trust Agreement; and
     WHEREAS, Wyndham shall have the right (but not the obligation) to cause this Trust Agreement to be recorded in the various states and counties in which the Property Interests may be located or if recording is not appropriate based upon the nature of the Property Interest, then Wyndham shall have the right (but not the obligation) to cause this Trust Agreement to be filed, lodged or published in such other appropriate office or with any other appropriate governmental or quasi-governmental office or agency (hereinafter collectively called “Filing Offices”) applicable to the Property Interests which are being subjected to this Trust Agreement by an assignment to the Trust of the Use Rights in such Property Interest(s).
     NOW, THEREFORE, Wyndham and the Trustee hereby enter into this Trust Agreement and each Member and/or third party shall be deemed to have accepted and agreed to be bound by this Trust Agreement at the time their respective Property Interests or the Use Rights therein are subjected to the terms and conditions of this Trust Agreement by an assignment of Use Rights, or upon execution of a contract for the purchase of a Property Interest which has been previously subjected to this Trust Agreement or upon execution of such other documents as may be acceptable to the Trustee.
ARTICLE I
DEFINITIONS
     As used herein, the following terms shall have the following meanings:
     “Accommodation” means a Vacation Unit that has been, or the Use Rights with respect to which have been, subjected to this Trust Agreement. If a Property Interest (or the Use Rights therein) that has been subjected to this Trust Agreement (either directly or through an assignment to the Trust of the Use Rights therein), constitutes something other than a Vacation Unit (or the Use Rights therein) (such as, for example, a Property Interest that is a membership in a multi-site Vacation Plan), then “Accommodation” shall mean a Vacation Unit available through the Property Interest or Use Rights therein that has been so subjected to this Trust Agreement.
     “Amended and Restated Trust Agreement” means that certain Amended and Restated Fairshare Vacation Plan Use Management Trust Agreement dated as of January 1, 1996 by and among Wyndham, the Association and Third Parties, as amended by a First Amendment to the Amended and Restated Fairshare Vacation Plan Use Management Trust Agreement dated as of February 29, 2000 and a Second Amendment to the Amended and Restated Fairshare Vacation Plan Use Management Trust Agreement dated as of February 19, 2003.
     “Annual Lodging Point Value” means the sum of the Points required for occupancy of an Accommodation for an entire year.

     “Assignment Agreement” shall mean that provision in a Member’s Purchase Agreement, the FairShare Vacation Ownership Assignment Agreement or other document whereby a Property Interest is, or the Use Rights in a Property Interest are, subjected to the conditions and restrictions of this Trust Agreement (by an assignment or other conveyance to the Trust of the Use Rights in such Property Interest) and assigned a number of Points.
     “Association” means the Fairshare Vacation Owners Association, an Arkansas non-profit corporation.
     “Beneficiaries” means the beneficiaries of this Trust Agreement, which beneficiaries shall include the Members, the Association, the Plan Manager, Wyndham and the Third Parties.
     “Board” or “Board of Directors” shall mean the Board of Directors of the Association.
     “Directory” means the FairShare Plus Member’s Directory which describes the Trust Properties and the terms and conditions of the FairShare Vacation Plan, as may be amended, supplemented, updated and/or replaced from time to time. Subject to the right of Wyndham under Section 11.01 below, the Plan Manager, with the consent of the Trustee, will, from time to time, issue the Directory and revisions thereof and supplements thereto.
     “Escrow Account” means the account established by the Trustee into which the OA Fees paid by the Members are deposited.
     “FairShare Plus Assessment” means the annual fee paid to the Trustee by a Member. The FairShare Plus Assessment consists of the Program Fee and the OA Fee.
     “Governing Instruments” means the documents and instruments that create a Vacation Plan and the Property Interests therein and govern the use of Property Interests and the occupancy of Accommodations pursuant to said Vacation Plan and may include, without limitation, articles of incorporation for any OA; by-laws for the OA; rules and regulations concerning operation of the Vacation Plan, the use of Property Interests therein and/or the occupancy of Accommodations thereunder; any declaration of covenants, conditions and restrictions and grant of easements encumbering the Property Interests in the Vacation Plan and any master trust agreement to which any Property Interest (or the Use Rights therein) subject to this Trust Agreement is also subject.
     “Member” means Wyndham and the holder of a right to occupy an Accommodation as a consequence of such holder having his Property Interests (or the Use Rights therein) subjected to this Trust Agreement, and such holder’s heirs, and permitted successors and assigns. Wyndham may also be a Member to the extent it has subjected Property Interests (or the Use Rights therein) to this Trust Agreement which have not yet been sold; provided, however, Wyndham is not required to pay any OA Fees or Program Fees except as provided by Section 11.08 of this Trust Agreement. Each Member of the FairShare Vacation Plan shall also be a “Member” of the Association with the voting and other rights in the Association as are established and governed by the Articles of Incorporation and By-Laws of the Association.

     “Membership” means the relationship of a Member to the FairShare Vacation Plan and the bundle of rights, duties and benefits, including, without limitation, the Points, a Member receives by reason of his Property Interest (or the Use Rights therein) having being subjected to this Trust Agreement. It also means the relationship of a Member to the Association and the bundle of rights, duties and benefits a Member receives by reason of being a “Member” in the Association.
     “OA” means an underlying condominium, townhouse or timeshare homeowners association, master association or community club/association in which the owners of Property Interest therein become members, as well as any other type of association (whether or not incorporated) of owners of Property Interests and includes, without limitation, the owners association for a multi-site real or personal property based Vacation Plan. If the Governing Instrument(s) for a Vacation Plan do not require the establishment of an association or similar owners organization for the owners of Property Interests therein, then “OA” shall mean the operator and/or manager of that Vacation Plan.
     “OA Fees” means the annual fee or fees due from each Member in respect of his Property Interest which fees shall be paid by the Member to, and held in escrow in accordance with the terms of this Trust Agreement by, the Trustee and which fees include all recreation, maintenance and reserve fees and assessments that a Member is obligated to pay on an annual basis in respect of his Property Interest that was subjected (either directly or by reason of the assignment to the Trust of the Use Rights in such Property Interest) to this Trust Agreement. “OA Fees” also mean all amounts due to the operator or manager of a Vacation Plan where no association of owners therein has been or is intended to be established representing fees and assessments that are imposed on an annual basis to cover the cost of operation of such Vacation Plan, including maintenance, repair and/or replacement of the Vacation Units in that Vacation Plan.
     “Plan” means the FairShare Vacation Plan established by this Trust Agreement. The Plan is also known as the FairShare Plus Program.
     “Plan Manager” means the manager of the FairShare Vacation Plan, its successors and permitted assigns.
     “Points” means the symbolic value allocated to a Member in connection with such Member’s Membership in the Plan and is based upon the Property Interest (or Use Rights in such Property Interest) which such Member caused to be subjected to this Trust Agreement. “Points” also means the symbolic value assigned to the right to occupy an Accommodation.
     “Program Fee(s)” shall mean the fees payable to the Trustee under Article X below by the Members for the expenses incurred in connection with the operation and administration of the Plan which includes, among other things, operation and administration of the Trust and the Association and operation, maintenance, repair and replacement of the Trust Properties.
     “Program Fund” means the account or accounts in which the Program Fee is deposited to pay the expenses incurred in connection with the operation and administration of the Plan.

     “Property Interest” means an interest in a Vacation Unit or in a Vacation Plan or an undivided interest in one or more Vacation Units, each of which interests or the Use Rights therein is/are subjected to this Trust Agreement and such interest is (i) a fixed or floating timeshare interval, as defined in the applicable Governing Instrument(s), (ii) an estate for years, with or without a remainder over with other owners, (iii) a leasehold “right to use” interest, (iv) an interest in a multi-site Vacation Plan, or (v) such other type of interest as Trustee may elect to accept from time to time, in Trustee’s sole discretion. A “Property Interest” may be an interest in any type of property, including real, personal, mixed or otherwise.
     “Purchase Agreement” means any documents evidencing the purchase of a Property Interest by a Member.
     “Recording Office” means the appropriate local clerk’s office in any county in which any of the Property Interests which constitute real property are located.
     “Third Party” or “Third Parties” means all individuals or entities not affiliated with Wyndham who develop Property Interests for sale to the public and who subject such Property Interests (or the Use Rights in such Property Interests) to this Trust Agreement.
     “Trust” means the trust established by this Trust Agreement, as amended from time to time.
     “Trust Properties” means all Property Interests subjected to this Trust Agreement and all Use Rights in Property Interests conveyed, assigned or subjected to this Trust Agreement in accordance with the terms of this Trust Agreement, which conveyance/assignment includes all rights and privileges appurtenant to each such Property Interest. Trust Properties may further include personal property and/or services used in connection with the Property Interests or the Use Rights therein or otherwise made available to the Members and all substitutions, replacements and/or proceeds therefrom. Property Interests(and/or the Use Rights in such Property Interests) may be added to the Trust Properties from time to time by Wyndham, the Plan Manager or the Trustee. Among other things, the Trust Properties shall not include the Program Fees, the OA Fees or the Plan Manager’s reservation system.
     “Trustee” means Fairshare Vacation Owners Association, any substitute trustee, or its successors and assigns.
     “Use Rights” shall mean those rights a Member has to use, occupy and/or possess a Vacation Unit as a consequence of the ownership of a Property Interest in a Vacation Plan which includes that Vacation Unit.
     “Vacation Plan” means any arrangement, plan, or similar device, other than an exchange program, whether by membership, agreement, tenancy in common, sale, lease, deed, rental agreement, license, right to use agreement, shareholders agreement, partnership or joint venture agreement, or limited liability company/operating agreement or by any other means, whereby a purchaser, for consideration, receives ownership rights in or a right to use a Vacation Unit or a group of Vacation Units (which may be located in one site or at a number of sites) and in any event, the facilities, if any, that are appurtenant to each such Vacation Unit, for a period of time less than a full year during any given year, but not necessarily for consecutive years.
     “Vacation Unit” means (i) an apartment, condominium or cooperative unit, townhouse unit, house, cabin, lodge, hotel or motel room, mobile home, recreational vehicle, houseboat, cabin of a ship, pleasure yacht or other private or commercial vessel, vehicle or structure designed and available for use and suitable for overnight lodging for one or more individuals or (ii) a campsite designed and suitable for providing overnight parking and utility services for a recreational vehicle.
     “Voting Designee” means the person or entity, its successors or assigns, who has been designated by a Member, to exercise such Member’s voting privileges in his OA.
     “Voting Member” is the person or entity designated on behalf of multiple owners of a Membership to exercise the vote of such multiple owners in the Association.
     “Wyndham” means Wyndham Vacation Resorts, Inc., a Delaware corporation, formerly known as Fairfield Resorts, Inc. and before that, as Fairfield Communities, Inc.; Fairfield Myrtle Beach, Inc., a Delaware corporation, and such other subsidiaries and affiliates of Wyndham Vacation Resorts, Inc. that may from time to time desire to subject Property Interests or the Use Rights therein to this Trust Agreement in accordance with the terms and conditions set forth herein. Wyndham Vacation Resorts, Inc., f/k/a Fairfield Resorts, Inc., is the successor by merger to Fairfield Harbor, Inc., Fairfield in the Carolina’s, Inc., Fairfield Ocean Ridge, Inc., Fairfield Pagosa, Inc., Fairfield Plantation, Inc., Fairfield Williamsburg, Inc., and Fairfield Ventura, Inc.
ARTICLE II
DECLARATION AND TITLE, PURPOSE
AND EFFECTIVE DATE OF TRUST
     2.01 Declaration and Title of the Trust. Effective as of the 26th day of June, 1991, there was established a Trust, which Trust is irrevocable during the time any Member has a right to occupy an Accommodation as a consequence of his Property Interest or the Use Rights in his Property Interest being subjected to the terms of this Trust Agreement and which Trust shall be known as the “FairShare Vacation Plan Use Management Trust”. The Trust shall hold the Trust Properties on behalf of the Beneficiaries, all for the use and purposes as set forth in this Trust Agreement.
     2.02 Purpose of the Trust. The purpose of the Trust shall be to secure for the Beneficiaries their respective rights and interests as set forth in this Trust Agreement and in the Purchase Agreements and/or Assignment Agreements executed by the Members.
     2.03 Governing Law. This Trust Agreement shall be deemed an Arkansas Trust and shall be governed by the laws of the State of Arkansas.

ARTICLE III
BENEFICIARIES
     3.01 Interest of Beneficiaries. The interest of a Beneficiary under this Trust Agreement shall consist of the rights set forth in this Trust Agreement. No Beneficiary shall have any right of partition as to any real or personal property held in Trust hereunder except for the right of each Member to have his respective Property Interest (or the Use Rights therein) reconveyed (a) upon termination of the Trust, if applicable, and (b) with respect to each Member who subjected his Property Interest (or the Use Rights therein) to this Trust pursuant to an Assignment Agreement, upon any termination of his Membership in the Plan in accordance with the terms of his Assignment Agreement. The death of a Beneficiary shall not terminate this Trust nor in any manner affect the powers of the Trustee.
     3.02 Beneficiary Acts. No Beneficiary, in his/her/its capacity as a beneficiary of the Trust, shall have the authority to contract for or in the name of the Trust or any other Beneficiary or to bind the Trust or any Beneficiary.
     3.03 Assignment. Until the Trustee receives written notice of an assignment or transfer, by operation of law or otherwise, to the Trust from a Member of his Property Interest or the Use Rights therein, or of any other event upon which such Property Interest hereunder may depend, the Trust shall not be liable for any assignments or transfers with respect to such Property Interest or Use Rights or other action which would have been proper prior to such assignment or other transfer, or other event, unless such action is done in bad faith.
     3.04 Wyndham. Wyndham, in its capacity as the developer of resort communities and Vacation Plans, shall have the right to sell Property Interests to purchasers who, after such purchase, voluntarily elect to subject such Property Interests (or the Use Rights therein) to this Trust Agreement or to sell Property Interests which have been subjected to this Trust Agreement prior to such sale, in either case for cash or other terms acceptable to Wyndham. With respect to the Property Interests subjected to this Trust Agreement which it owns (and therefore prior to the sale thereof by Wyndham), Wyndham, as such developer, may finance, with one or more lenders, such Property Interests, and may deliver to any such lender, deeds of trust, mortgages or other security instruments or liens against such Property Interests. Wyndham, as such developer, may also pledge to one or more lenders the Purchase Agreements or promissory notes given by Members secured by UCC-1 Financing Statements, mortgages, deeds of trust, or other security instruments. Any such liens or security interests shall contain subordination language which subordinates the lenders’ interest in the Property Interest encumbered by such lien or security interest to that of the Member so long as such Member is not in default of the contractual obligations under the Member’s Purchase Agreement or promissory note.

ARTICLE IV
ASSETS
     4.01 Trust Properties. The assets of the Trust shall be the Trust Properties. Neither the OA Fees held in escrow pursuant to Article X, the Program Fees nor the reservation system owned by the Plan Manager shall be part of the Trust Properties.
     4.02 Allocation of Points. For administrative convenience in operation of the Plan, the Plan Manager, on behalf of the Trustee, has established or will establish Point values for use of the Trust Properties. The Points assigned to a Property Interest or the Use Rights therein are based on the location, size, season, capacity, furnishings, demand, cost to acquire, build and maintain and other features of the Accommodation or Accommodations available as a part of such Property Interest, as well as other factors that may affect the experience of occupancy of such Accommodation or Accommodations (such as, holidays, ski seasons and local events). When a Property Interest or the Use Rights therein is/are subjected to this Trust Agreement, it will be allocated Points by the Plan Manager, on behalf of the Trustee. The total number of Points required to reserve all Accommodations available in respect of all of the Property Interests (or Use Rights therein) that have been subjected to this Trust Agreement during all use days shall always equal or exceed the total number of Points allocated to all of the Members.
     4.03 Adjustment of Point Allocation. The ownership interest of a Member in a Property Interest subjected to this Trust Agreement (by assignment of the Use Rights therein or otherwise) as stated in such Member’s Purchase Agreement or FairShare Vacation Ownership Assignment Agreement may not be changed. However, from time to time the Plan Manager, on behalf of the Trustee, may adjust the number of Points required to reserve an Accommodation available through a Property Interest in order to respond to actual use patterns and changes in use demand. Any increase or decrease in the total number of Points required to reserve such Accommodations shall also result in a pro-rata increase or decrease in the number of Points allocated to all Members that own the Property Interests through which such Accommodations are available (including Wyndham or such other applicable Third Party if all Property Interests in the applicable Vacation Plan which have been subjected to this Trust Agreement have not yet been sold). However, any such adjustments made by the Plan Manager, on behalf of the Trustee, shall not result in an increase or decrease in the number of the Points assigned to an Accommodation in one season of a year by more than twenty percent (20%), unless those Members entitled to cast a majority of the votes of all Members present, in person or by proxy, at an annual or special meeting of the Members of the Association held in accordance with the terms and provisions of the By-Laws of the Association vote for such increase or decrease in the number of Points assigned to such Accommodation.

ARTICLE V
TERMINATION OF THE TRUST, WITHDRAWALS,
ADDITIONS, SUBSTITUTIONS, AND TERMINATION OF POINTS
     5.01 Termination. Unless terminated in accordance with the terms hereof or not extended as provided for in Section 14.09 below, the Trust and this Trust Agreement shall terminate on December 31, 2025. Upon any termination of the Trust, the Association shall be dissolved and the following shall occur:
     (a) The Trustee shall cause all Use Rights to be reconveyed to the assigning Member or his successors or assigns, if such Use Rights were assigned to the Trust after the Member acquired the corresponding Property Interest;
     (b) The Trustee shall take all steps necessary to release from the encumbrance of this Trust Agreement all Property Interests whose Use Rights were subjected to this Trust Agreement by Wyndham prior to being sold by Wyndham;
     (c) The Board of Directors of the Association shall convert all non-cash assets of the Association and the Trust (other than the individual Members’ Use Rights and Property Interests) to cash and that cash, together with all amounts then in the Program Fund, shall be used to pay the outstanding costs and expenses of the Trust and the Association, including all costs and expenses incurred in connection with the termination of the Trust and the dissolution of the Association, and to establish any reserves which the Board deems appropriate to cover any additional costs and expenses to be incurred with the balance to be distributed to the Members on a pro-rata basis based upon the number of Points owned by each Member; and
     (d) The Board shall cause any surplus then held in the Escrow Account (representing amounts collected as OA Fees from the Members) to be returned to the depositing Member(s) thereof and shall advise each of the OAs that it will no longer be collecting and remitting to it OA fees paid by Members who are also members of that OA.
     5.02 Withdrawal of Property Interests. The Trustee may withdraw a Property Interest or the Use Rights therein from this Trust Agreement and cancel the Points allocated to any Member owning such Property Interest by executing an appropriate withdrawal document and if necessary, recording it in the Recording Office or, if appropriate, filing it in the Filing Office, under any one of the following conditions:
     (a) Default Under Purchase Agreement. If a Purchase Agreement for a Property Interest is cancelled due to default or if a mortgage, deed of trust or other security interest encumbering a Property Interest is foreclosed as a result of the Member owning such Property Interest defaulting thereunder, the Trustee, upon the direction of Wyndham or the Third Party who completed such foreclosure, shall execute the documents necessary to (i) cancel the Assignment Agreement and withdraw the Property

Interest/Use Rights from this Trust Agreement, where the Property Interest/Use Rights was/were subjected to this Trust Agreement after being acquired by the Member or (ii) terminate the Membership of the defaulting Member where such Member’s Property Interest/Use Rights was/were subjected to this Trust Agreement prior to being acquired by the Member. In the event of a cancellation or termination due to default, the defaulting Member (A) shall forfeit all previously paid FairShare Plus Assessments (with all OA fees not theretofore paid to the applicable OA to be forwarded to such OA), (B) shall no longer have any right to participate in the Plan and (C) shall no longer be a Member of the Plan or of the Association.
     (b) Changed Circumstances. If the Trustee, in its discretion, has determined that a Property Interest (or Use Rights therein) should be withdrawn due to circumstances that render the Accommodation(s) applicable to such Property Interest unsuitable for continued use in the Plan, the Trustee shall have the authority to cause such Property Interest/Use Rights to be withdrawn from this Trust Agreement and to cause all Points attributable to the withdrawn Property Interest/Use Rights to be canceled and the Members owning such withdrawn Property Interest/Use Rights shall no longer have the right to participate in the Plan and shall no longer be Members of the Association. The Trustee shall execute any and all documents necessary to reconvey the Use Rights and/or transfer title to the withdrawn Property Interest to the appropriate Member or Wyndham, if necessary.
     (c) Destruction, Condemnation or Temporary Loss of Use. If the Use Rights in one or more Property Interests are, in the Trustee’s discretion, (i) permanently no longer suitable for use in the Plan as the result of one or more Accommodations available through that or those Property Interests having been condemned or such Accommodations are destroyed or damaged and the OA, pursuant to the Governing Instruments establishing said Property Interests, elects not to rebuild or restore the affected Accommodations, then (A) the Trustee shall withdraw the applicable Property Interest(s)/Use Rights from this Trust Agreement (and if applicable, reconvey said Property Interests(s)/Use Rights to the corresponding Members) and cancel, by written notice to such Members, the Points attributable to such Property Interest(s)/Use Rights; (B) such Members shall no longer have any right to participate in the Plan and shall no longer be Members in the Association; (C) the Trustee shall cause any surplus then held in the Escrow Account which represents amounts collected from such Members to be returned to them, but such Members shall have no right to any Program Fees that they have previously paid; and (D) if the Trustee receives any funds on account of such condemnation or damage/destruction, the Trustee shall, to the extent such funds exceed the Trustee’s costs in achieving the withdrawal of the Property Interest(s)/Use Rights from the Plan and cancellation of the Membership(s), distribute the excess to such Members on a pro-rata basis; or (ii) temporarily not suitable for use in the Plan as a result of one or more Accommodations available through that or those Property Interests having been rendered unoccupiable as a result of damage or destruction where the OA, pursuant to the Governing Instruments establishing said Property Interests, has elected to re-build, restore or repair, as applicable, the affected Accommodations or as a result of the OA undertaking a significant renovation of the Accommodations which results in such

Accommodations not being available for use by all of the owners of Property Interests in such affected Accommodations and in any such case, the applicable OA is not providing alternative Accommodations to the owners of Property Interests therein during the period of unavailability, then the Trustee shall use commercially reasonable efforts to obtain the right to occupy substitute Accommodations in the area where the affected Accommodations are located which substitute Accommodations may become Trust Properties on either a temporary or permanent basis and shall have Annual Lodging Point Values equal to or greater than the Annual Lodging Point Values of the affected Accommodations.
     (d) Termination or Partition. If a Vacation Plan is terminated or one or more Property Interests in a Vacation Plan are partitioned pursuant to the Governing Instruments establishing said Vacation Plan, the Points in the Plan attributable to the Property Interests in such terminated Vacation Plan or the Property Interests (or Use Rights therein) affected by such partition shall be removed from the Plan and the Members owning such terminated or partitioned Property Interests shall no longer have the right to participate in the Plan and shall no longer be Members of the Association.
     (e) Expiration. If a Property Interest which is a leasehold interest or “right to use” interest expires, the Members owning Points associated with such expired Property Interests shall have no further right to participate in the Plan and shall no longer be Members of the Association and the Points associated with such expired Property Interests shall be cancelled.
     (f) Wyndham Withdrawal. Wyndham may withdraw Accommodations applicable to Property Interests subjected by Wyndham to this Trust Agreement if no such Property Interests have been sold or Wyndham has reacquired all previously sold Property Interests.
     5.03 Addition of Accommodations. Wyndham, in its capacity as the developer of resort communities and Vacation Plans, may, from time to time, in its sole and absolute discretion, (a) cause the Property Interests in additional Accommodations, interests or rights in other real or personal property and/or rights in or to services to be transferred or otherwise made available to the Members through the Plan and (b) as noted in Section 3.04 above, cause such resort communities and Vacation Plans to enter into affiliation arrangements with the intention that either (i) the purchaser of a Property Interest therein would have the right, on a voluntary basis, to assign the Use Rights therein to the Trust after such purchase or (ii) the Property Interests therein would have been previously subjected to this Trust Agreement and therefore, the purchaser thereof would automatically become a Member, all of such actions to occur without the consent of any of the other Members or the Trustee; but under no circumstances shall Wyndham be required to make any such transfers. The addition to the Plan of Property Interests (or the Use Rights therein) in Accommodations, interests or rights in other real and personal property and/or rights in or to services may result in the addition of new Members who will compete with existing Members in making reservations for the use of the Trust Properties, and may also result in an increase in the Program Fee.

     5.04 Substitutions. Wyndham, in its capacity as the developer of resort communities and Vacation Plans, and the Trustee may, from time to time, in their sole and absolute discretion, substitute Property Interests in Vacation Units, rights or interests in other real or personal property and/or rights in or to other services for Property Interests in Accommodations, rights or interests in real or personal property available through the Plan and/or rights in or to services available through the Plan, so long as the Property Interests in the Accommodations, the rights or interests in other real or personal property and/or the rights in or to services which are being withdrawn are not owned by any Member (other than Wyndham). The determination of whether to substitute will be based on the use by the Members of the Accommodations, the other real or personal property and/or the services to be withdrawn, the availability of similar property in the same general vicinity or of the same general quality or utility as the property being withdrawn, the availability of services substantially the same or better than the services being withdrawn, the age of the Accommodations, the other real or personal property and/or the services being withdrawn, the expenses incurred in connection with maintaining the Accommodations, the other real or personal property and/or services being withdrawn and such other factors as may be determined by Wyndham and/or the Trustee from time to time. The Members have no right to consent to the substitution of Property Interests in other Vacation Units, interests in other real or personal property and/or rights in or to other services for Property Interests relating to existing Accommodations, interests in real or personal property then available through the Plan and/or rights in or to existing services. The replacement Trust Properties shall provide Members with an opportunity to enjoy a substantially similar experience as was available with the replaced Trust Properties. In determining whether the replacement Trust Properties will provide a substantially similar experience, all relevant factors will be considered, including, but not limited to, some or all of the following: size, capacity, furnishings, maintenance, location (geographic, topographic, and scenic), demand and availability for Member use, quality and availability of a service, and recreational capabilities.
ARTICLE VI
DUTIES AND OBLIGATIONS
OF THE TRUSTEE
     6.01 Duties and Obligations. The Trustee shall, without limiting the other duties and obligations set forth in other provisions of this Trust Agreement, provide the following services with respect to the Trust:
     (a) Ownership. The Trustee shall, on behalf of the Trust, accept and hold ownership of the Trust Properties for the beneficial use of each Member. In the event ownership to any Property Interest is transferred to the Trust, said Property Interest shall be subject in all respects to the provisions of this Trust Agreement. The Trustee shall have no equitable rights in any of the Property Interests or Use Rights subjected to this Trust Agreement nor any right to the income or profits to be derived from the sale of any Property Interests owned by the Trust. The Trustee will not, without the consent of Wyndham, accept on behalf of the Trust, Property Interests or Use Rights from any person or entity other than Wyndham.

     (b) Liens. The Trustee shall use reasonable efforts to ascertain that at the time a Property Interest or the Use Rights therein is/are subjected to this Trust Agreement that either (i) no liens affect such Property Interest which would prevent the use by the Members of the Accommodation(s) available in respect of that Property Interest, or (ii) in the case there is such a lien, (A) the holder of any lien has agreed that such lien is subordinated to the rights of a Member that satisfies the terms of his Purchase Agreement, mortgage, deed of trust and/or other security instrument, and (B) the holder of any blanket lien has entered into a non-disturbance instrument pursuant to which such holder agrees that a Member that satisfies the terms of his Purchase Agreement, mortgage, deed of trust and/or other security agreement shall be entitled to exercise the Use Rights attributable to such Property Interest pursuant to the terms of this Trust Agreement; provided, however, the Trustee may, on behalf of the Trust, accept Property Interests or the Use Rights therein that do not satisfy such conditions if, in the Trustee’s sole discretion, the failure to satisfy such conditions with respect to such Property Interests does not materially adversely affect the total availability of Accommodations to the Members.
     (c) Recording of Trust Agreement. The Trustee shall have the right, but not the obligation, to record or cause to be recorded in the Recording Office and to file or cause to be filed, as appropriate, in any Filing Office a copy of this Trust Agreement and the appropriate amendments or addendums thereto and shall take such steps as are required by law to assure that notice of the terms and provisions of this Trust Agreement, as amended from time to time, is given in all jurisdictions where any Trust Properties held by the Trust are located and where the giving of such notice is necessary to protect the interests of the Beneficiaries in such Trust Properties.
     (d) Accounting. The Trustee shall cause the Plan Manager to maintain the information necessary to enable reports covering the following information to be prepared from time to time: (1) the inventory of the Trust Properties and the cumulative number of Points represented by the Trust Properties; (2) the cumulative number of Points allocated to Property Interests/Use Rights; and (3) all financial transactions, if any, of the Trust. The Trustee has the right (but not the obligation) to employ, from time to time, at the expense of the Association, an independent accounting firm for such purposes related to the administration or operation of the Plan (including the administration and operation of the Trust and the Association) as the Trustee deems appropriate.
     (e) Property Maintenance. Trustee shall provide for the maintenance, repair, and replacement of all Accommodations, including, without limitation all personal property located in the Accommodations, available in respect of all Property Interests (or the Use Rights therein) that have been subjected to this Trust Agreement from time to time, if the applicable OA, if any, is not obligated to provide such maintenance, repair and replacement.
     (f) Tax Returns. Trustee shall cause to be prepared and filed on behalf of the Trust all state and federal income tax returns.

     (g) Member List. Trustee shall maintain a record of the names and addresses of, and the number of Points held by, all Members and the cumulative number of Points allocated to the Trust Properties.
     (h) Insurance. The Trustee shall cause to be maintained adequate insurance on the Trust Properties against fire and other unavoidable casualties if the applicable OA, if any, is not obligated to provide such insurance. The Trustee shall hold any insurance proceeds received from such insurance pending the reconstruction of an Accommodation or the acquisition of a replacement Accommodation. Subject to the last sentence of this Section 6.01(h), the Trustee shall be responsible for reconstruction of the Accommodation or the acquisition of a replacement Accommodation if the applicable OA, if any, is not obligated to so reconstruct or acquire and whether or not the Trustee is responsible for such reconstruction or replacement, the Trustee shall assure that adequate arrangements are made for alternate accommodations during the time an Accommodation is being reconstructed or a replacement Accommodation is being sought. In the event a destroyed Accommodation is not reconstructed or replaced, the Trustee shall distribute any net proceeds from insurance it may receive to the appropriate Members whose Points were cancelled as a consequence thereof, as provided in Section 5.02(c) above .
     (i) OA Agreements. The Trustee may enter into agreements with each OA to set forth the delegation of duties between the Trust and the OA. If an OA for a Vacation Plan is not a party to such an agreement or such Vacation Plan does not have an OA, then the Trustee, on behalf of the Trust as the holder of the Use Rights in Property Interests in such Vacation Plan, may take any action it deems necessary to enforce the rights of the Beneficiaries with respect to those Property Interests and the Accommodations available in respect thereof.
     6.02 Delegation of Duties. The Trustee may delegate any or all of its duties under this Article VI or any other Article of this Trust Agreement to the Plan Manager. In performing all of the Trustee’s duties delegated to it, the Plan Manager shall at all times insure that the total number of Points required to reserve all Accommodations available in respect of all of the Property Interests (or Use Rights therein) that have been subjected to this Trust Agreement during all use days shall always equal or exceed the total number of Points allocated to all of the Members.
     6.03 Plan Manager. The initial Plan Manager shall be Wyndham, its successors or assigns. The Plan Manager shall operate the Plan pursuant to this Trust Agreement, the Management Agreement between Plan Manager and the Trustee and all other agreements entered into between either the Trustee or the Plan Manager and one or more Members or the developer or the OA for any Trust Property or Vacation Plan. The Management Agreement is incorporated herein by reference and made a part hereof as though set forth word for word. The Plan Manager may be removed only if those Members entitled to cast at least seventy-five percent (75%) of the then total votes of all of the Members vote, at an annual or special meeting of the Members of the Association held in accordance with the terms and provisions of the By-Laws of the Association, for the removal of the Plan Manager. In order to assure continuity, the Plan

Manager shall be prohibited from resigning prior to the appointment of a successor Plan Manager.
     6.04 Expenses. Trustee shall have no liability for any expenses attributable to the operation and administration of the Plan or the Trust or the operation, maintenance, repair or replacement of any of the Trust Properties, all such expenses to be paid out of, and to the extent of, the FairShare Plus Assessments collected from time to time.
ARTICLE VII
RIGHTS AND POWERS OF THE TRUSTEE
     7.01 Resignation of the Trustee. The Trustee may resign upon not less than 90 days prior written notice of intent to resign delivered to Wyndham, the Plan Manager (if not then Wyndham) and the other Beneficiaries; provided, however, that the Trustee shall continue to perform pursuant to this Trust Agreement until a successor Trustee has been appointed. The successor Trustee must agree to perform the functions specified in this Trust Agreement. Wyndham and the Plan Manager (if not then Wyndham) shall agree on, or Wyndham (if it is then the Plan Manager) shall designate, a successor Trustee. In the event Wyndham and the Plan Manager (if not then Wyndham) fail to agree on, or Wyndham (if it is then the Plan Manager) shall fail to designate, a successor Trustee, then the Board of Directors may appoint a successor Trustee. In the event the Board of Directors fails to appoint a successor Trustee, any interested party may petition the applicable State Court for Pulaski County, Arkansas or the Federal District Court for the Eastern District of Arkansas, for the appointment of a successor Trustee. Upon appointment, a successor Trustee shall have all the powers and duties and shall perform the functions as described in this Trust Agreement. Nothing herein shall prohibit or preclude the appointment by the Trustee of a co-Trustee or a substitute Trustee under such circumstances as the Trustee shall deem necessary.
     7.02 Insurance by Trustee. Trustee shall obtain and maintain errors and omissions insurance coverage in an amount not less than the amount required by Wyndham, or as may be required by law.
     7.03 Compensation and Reimbursement of Trustee. For its services performed in connection with the Trust, the Trustee shall receive a reasonable fee as may be agreed upon by Wyndham and the Trustee. In addition, the Trustee shall be reimbursed for all costs and expenses which the Trustee incurs from time to time (a) in operating and administering the Trust and the Plan and operating, maintaining, repairing, and replacing the Trust Properties and (b) in connection with any escrow which may be established (including without limitation, the escrow for the OA Fees). It is expressly understood, however, that the Trustee is not required to take any action resulting in any expense of any kind unless there are funds on deposit in the Program Fund to pay such expense, or unless the Trustee receives a satisfactory written guarantee that such expenses will be promptly paid.

     7.04 General and Permissive Acts.
     (a) Actions. The Trustee may commence or defend any actions at law or in equity relating to the Trust, this Trust Agreement, the Plan or the Trust Properties. If a court action should be instituted in connection with the Trust, this Trust Agreement, the Plan and/or the Trust Properties or any part thereof, and the Trustee is named and served as a party, the Trustee shall be reimbursed out of the Program Fund for all fees, expenses, judgments and awards incurred in connection with such action. To the extent not prohibited by law, this Trust Agreement, the Association’s Articles of Incorporation or the Association’s By-Laws, the Trustee may also take any action deemed necessary by the Trustee to manage the Trust Properties, to carry out the purposes for which the Trust was established, to administer and/or operate the Plan (including the Trust and the Association), to implement any of the terms or provisions of this Trust Agreement, or to enhance the benefits of the Plan available to some or all of the Beneficiaries.
     (b) Employment of Others. The Trustee may employ counsel, accountants and such other persons as in its judgment shall be necessary to perform, or to assist the Trustee in performing, any of its duties as Trustee. Trustee shall not be liable to any Beneficiary and shall be indemnified and held harmless by the Beneficiaries and the Trust (i) for the default, defalcation or wrongdoing of any such person so employed by the Trustee, if Trustee exercised due care in the selection of such person, or (ii) for any non-negligent action taken or suffered by Trustee in good faith in reliance upon the instructions or advice of any person so selected.
     (c) Compliance with Laws. The Trustee may do any and all things as may be necessary to comply with all applicable laws, ordinances and regulations promulgated by any governmental authority concerning the Trust, this Trust Agreement, the Plan and the Trust Properties or any portion thereof, including, but not limited to, modifying, amending or restating this Trust Agreement to comply with such laws, ordinances and regulations.
     (d) Execution of Documents. The Trustee may join with Wyndham or other necessary parties, upon request, in executing any necessary amendment or supplement to, or any restatement of, this Trust Agreement or any underlying Governing Instruments, documents, plats, or similar documents.
ARTICLE VIII
TRUSTEE MAY NOT ENCUMBER PROPERTY
     8.01 Restrictions on Encumbrances. Trustee, in its capacity as Trustee under this Trust Agreement, shall not encumber any of the Trust Properties or other assets of the Plan (including the escrowed OA Fees), except to the extent of the lien or security interest in favor of the Trustee for the payment of the Program Fees (as provided in Section 10.07 below); provided, however, the Trustee shall not be restricted from accepting on behalf of the Trust a conveyance of a Property Interest (or the Use Rights therein) which Property Interest has encumbrances or other interests which are or may be prior to those of any Beneficiary provided the provisions of ARTICLE VI, Section 6.01 (b) have been met.
ARTICLE IX
TRUSTEE LIABILITY
     9.01 Reliance on Opinion of Counsel. The Trustee and the Board of Directors may, in the performance of any of its duties hereunder or in the taking of any action with respect to the Trust or this Trust Agreement, rely upon the advice of counsel selected and employed by the Trustee. The opinion of any such counsel with respect to the construction of this Trust Agreement or the rights, obligations and powers of any person affected hereby shall constitute full protection and be a justification to the Trustee and the Board of Directors for any action taken by the Trustee or the Board of Directors in good faith in reliance on such opinion.
     9.02 Protection of Trustee and the Board. The Trustee and its Board of Directors are hereby relieved of any and all liability to any Beneficiary for any losses to his interest resulting from the Trustee or its Board of Directors acting in accordance with the terms hereof. So long as the Trustee and its Board of Directors shall undertake to carry out their responsibilities under this Trust Agreement in good faith, neither the Trustee nor any of the Board of Directors shall be liable in damages or otherwise to the Beneficiaries or their representatives or to any third party who may rely on the terms of this Trust Agreement. Trustee and its Board of Directors shall not be required to verify the validity of any Purchase Agreement or Assignment Agreement which is valid on its face. Neither the Trustee nor its Board of Directors guarantees to any Member that said Member will be entitled to use or occupy any Accommodation available through his Property Interest or any other Accommodation for which the Trust holds Use Rights. If any dispute or difference arises between any of the Beneficiaries hereof and any third person or if any conflicting demands shall be made upon the Trustee or its Board of Directors, Trustee or the Board of Directors, as the case may be, shall not be required to determine the same or take any action; but Trustee or the Board of Directors, as the case may be, may await settlement of the controversy by final, appropriate legal proceedings or otherwise as it may require, or Trustee or the Board of Directors, as the case may be, may file suit in interpleader in the applicable State Court for Pulaski County, Arkansas or the Federal District Court for the Eastern District of Arkansas, for the purpose of having the respective rights of the parties adjudicated and may deposit with said court any and all Trust Properties held hereunder and any and all documents, contracts, accounts and/or rights of any form or character. Upon institution of any such interpleader suit and upon giving notice thereof to the parties thereto by personal service in accordance with the order of the court or in accordance with the requirements of the laws of Arkansas, Trustee and its Board of Directors shall be fully released and discharged from all further obligations hereunder with respect to the property and documents so deposited.
     9.03 Payment by Trustee. Trustee may pay on demand, from the funds on deposit in the Program Fund, any and all costs, damages, judgments, attorney’s fees, expenses, obligations and liabilities of every kind and nature reasonably suffered or incurred in connection with (a) the interpretation of this Trust Agreement or any amendments or supplements to, or restatements of, this Trust Agreement, (b) the taking of any action or acts taken pursuant to this Trust Agreement, as it may be amended and/or restated from time to time, in order to establish the validity of same, (c) the institution by the Trustee of any interpleader in accordance with the terms of this Trust Agreement or (d) any other proceeding to which the Trustee is made a party and which relates to the Trust, this Trust Agreement, the Plan or the Trust Properties.
ARTICLE X
FAIRSHARE PLUS ASSESSMENT; PROGRAM FUND
     10.01 FairShare Plus Assessment. Each Member other than Wyndham is required to pay the FairShare Plus Assessment. The FairShare Plus Assessment consists of the sum of the Program Fee and the OA Fee, each of which will be determined on an annual basis prior to the beginning of each year. Upon receipt of the FairShare Plus Assessment, the OA Fee shall be deposited in the Escrow Account and the Program Fee shall be deposited in the Program Fund.
     10.02 Program Fee.
     (a) Amount. The amount of the Program Fee shall be determined by the Trustee as needed to cover the cost of the operation and administration of the Plan (including the operation and administration of the Trust and the Association and, to the extent that the Trust is responsible therefor, the operation, maintenance, repair and replacement of the Trust Properties). The Trustee may establish varying fees among Members provided there is a reasonable basis for such a fee structure. The Program Fee shall be determined prior to January 1 of each year in connection with the budget process for the Plan.
     (b) Use. The Program Fee will be used by the Trustee to fund the operation and administration of the Plan (including, the operation and administration of the Trust and the Association and, to the extent that the Trust is responsible therefor, the operation, maintenance, repair and replacement of the Trust Properties).
     10.03 OA Fees.
     (a) Amount. Each Member’s OA Fee shall be equal to the sum of all annual amounts, including without limitation recreation, maintenance and reserve fees and assessments and real estate taxes (to the extent payable through the OA), that each such Member agreed to pay the OA which governs the Property Interest which such Member used as the basis for his Membership. The amount of the OA Fee will be determined by each Member’s respective OA and not by the Trustee. The amount of the OA Fee will vary from Member to Member as determined by the board of directors or other governing or managing authority of the OA which governs such Member’s Property Interest.
     (b) Use. The OA Fee will be collected by the Trustee in accordance with the terms of each Member’s Purchase Agreement and/or Assignment Agreement and held in the Escrow Account for each such Member until the OA Fee is due to each such Member’s respective OA. This fee will be paid by the Trustee to the applicable OA on or before the date the fee is due, on behalf of each Member that has fully deposited his or her OA Fees in the Escrow Account. The OA Fee will be collected by the Trustee on behalf of the Member and neither the Trustee nor the Plan Manager shall have any discretionary power over the disposal or use of the OA Fee.
     (c) Escrow Account. All OA Fees will remain in the Escrow Account until paid to the appropriate OA.
     10.04 Method of Payment. FairShare Plus Assessments may be paid annually or in monthly installments. Members who elect to pay their FairShare Plus Assessments on an annual basis must pay for an entire twelve-month period in advance of the date that their OA Fee is due to their respective OAs.
     10.05 Escrow Account. Funds on deposit in the Escrow Account may from time to time be invested in accordance with the Trust’s investment policy. Investment income, if any, shall be used by the Trustee to offset the Program Fees for the year or years following the year in which the investment income is recorded.
     10.06 Special Assessments.
     (a) Program Fees. The determination of the amount of the Program Fee will be based upon the best available information at the time of the preparation of the budget for the Plan. Members will be required to pay or reimburse the Trustee in the event that for any year the total amount of Program Fees due from all Members is not sufficient to pay all expenses of administration and operation of the Plan (including administration and operation of the Trust and the Association and, to the extent that the Trust is responsible therefor, operation, maintenance, repair and replacement of the Trust Properties) for that year. Adjustments, if any, to cover such shortfalls will be allocated among Members in an equitable fashion as determined by the Board of Directors of the Trustee in its sole discretion.
     (b) OA Fees. To the extent not then known, the OA Fees will be estimated at the beginning of each year based upon the best available information at the time of the determination of the FairShare Plus Assessment. The amounts due for the OA Fees will be adjusted at the end of each year upon receipt of the invoices for the actual amounts of the fees due the OAs and each Member will be billed for any increase in his OA Fees on or about January 31 of the following year. Any surplus resulting from a decrease in any Member’s OA Fees will be held in the Escrow Account and used by the Trustee to offset the amount due from that Member for his OA Fees for the following year. Refunds may be requested by a Member if the amount of such Member’s “excess” OA Fees held in the Escrow Account exceeds five percent (5%) of the anticipated OA Fee for the next year.
     10.07 Delinquent Payment of FairShare Plus Assessment. A Member shall be deemed to be delinquent in the payment of his FairShare Plus Assessment or any installment thereof if such Member shall fail to pay the delinquent amount within thirty (30) days of the date that the Trustee (or the Plan Manager on behalf of the Trustee) sends written notice thereof.

Once a Member is so delinquent, as provided in Section 11.07 below, such Member shall no longer be entitled to use his Points in the Plan unless and until such delinquency is cured. In addition, the Trustee shall have (and each Member, by acquiring a Property Interest subject to this Trust Agreement or by assigning to the Trust the Use Rights in his Property Interest, shall be deemed to have granted to the Trustee) a lien or security interest in such Member’s Use Rights (or Property Interest) to the extent of the portion of the delinquency that constitutes Program Fees, which lien or security interest shall, in all respects, be subordinate to the lien or security of the underlying OA to the extent of the portion of the delinquency that constitutes OA fees and to the lien or security interest of any lender who has a previously recorded or perfected lien or security interest on such Member’s Property Interest. Upon the occurrence of a delinquency, the Trustee is hereby authorized to take all steps necessary to perfect its lien or security interest and to enforce its lien or security interest in any manner permitted by applicable law, including, but not limited to, a suit at law or a power of sale or enforcement of its lien or security interest in the manner provided for under applicable law.
     10.08 Withdrawal from Trust. In the event a Member withdraws his Property Interest (or the Use Rights therein) from the Trust for any reason, such Member shall be entitled to receive a refund of the prepaid OA Fee held in the Escrow Account on his behalf. The amount of the refund shall equal the balance of the withdrawing Member’s prepaid OA Fees less any administrative fees charged by the Trustee and/or the Plan Manager in connection with such withdrawal. Program Fees are not refundable.
     10.09 Payment History. Each Member may request a payment history report from the Trustee showing receipts and disbursements related to such Member’s Membership; provided, however, no more than two such reports may be requested in any twelve (12) month period without an additional administrative charge.
     10.10 Member Directions Regarding OA Fees. Each Member by acquiring a Property Interest previously subjected to this Trust Agreement or by assigning to the Trust the Use Rights in his Property Interest is deemed to have instructed the Trustee to collect the OA Fees, deposit such amount in the Escrow Account and remit them when due to the appropriate OA which instruction shall be irrevocable unless and until such Member withdraws his Property Interest (or the Use Rights therein) from the Trust.
ARTICLE XI
TRUST PROPERTY RESERVATIONS
     11.01 Directory. Set forth below in summary form are certain of the most important features of the Plan. The rules, regulations, guidelines, policies and procedures related to the allocation of Points to the Trust Properties and the use of Points by Members in connection with the Trust Properties and the Plan are fully described in the Directory. In the event of a conflict between the information described in this Article XI and the information set forth in the Directory, the information set forth in the Directory shall be controlling. Wyndham, in its sole discretion, reserves the right to amend the Directory and the provisions therein from time to time as may be necessary to implement the Plan.

     11.02 Use Year. All Members shall be assigned a “Use Year” which determines the expiration date of such Member’s Points for that particular year. Each Member shall have as the end date of his “Use Year” one of the following four quarterly dates: March 31, June 30, September 30 or December 31.
     11.03 Reservations. The rules, regulations and guidelines concerning reservations and exchanges shall be set forth in the Directory. Reservations canceled thirty (30) days or more prior to the first day of intended use shall not result in a loss of Points. Reservations canceled less than thirty (30) days prior to the first day of intended use shall affect the use of the Member’s Points in the manner described in the Directory (and may include the loss of the Points used by the Member for the reservation.)
     11.04 Wait List. A “wait list” system has been established by the Trustee for those Members who desire reservation dates that are unavailable and who want to be on a list in the event there are cancellations. The Trustee may charge a fee for the maintenance of the “wait list”, which fee may change, without any guarantee that the reservation date requested will become available. Use of the “wait list”, however, does not prevent a Member from making other reservations during the time such Member might be on the “wait list”.
     11.05 Rotating Priority List. Holidays and other high demand vacation periods are a popular vacation time at many of the Accommodations. Accordingly, a Rotating Priority List may be established by the Trustee to provide all Members the opportunity to enjoy their choice of Accommodations during such time periods. The rules, regulations and guidelines for the Rotating Priority List are set forth in the Directory.
     11.06 The Points Credit Pool. The Trustee has established a “Points Credit Pool” for the deposit of certain qualified Points that will not be used by a Member. The rules, regulations, guidelines and restrictions for the Points Credit Pool are set forth in the Directory.
     11.07 Delinquent Assessments. The Trustee reserves the right to prohibit a Member from utilizing his Points to reserve or use Accommodations, in the event of a delinquency in the payment of any amounts due to Wyndham or any other seller, lender or lienholder related to such Member’s Property Interest or Points, or in the event of a delinquency in the payment of the FairShare Plus Assessment to the Trustee or the payment of any amounts due from such Member to a OA.
     11.08 Wyndham Use. In addition to the right of Wyndham, as a Member and owner of Points, to make reservations using those Points at any time, Wyndham, in its capacity as the developer of resort communities and Vacation Plans, may reserve available Accommodations up to 60 days in advance of the first day of anticipated occupancy, for its own purposes, including renting to the public, provided it pays or otherwise causes a third party to pay the occupancy related expenses of such Accommodations for each night to be used. All such occupancy related expenses shall be determined by the Trustee. As a result of Wyndham’s use there will be less space available for Member use; however, Wyndham may not reserve the last 10% of available occupancy for a type of Accommodation until 30 days prior to the first day of intended use. In addition, to the extent more Points are available in the Plan than are allocated to Members other than Wyndham, Wyndham may sell or lease Points on such terms as Wyndham and the Trustee deem reasonable. The purchasers or lessees of such Points shall have such Membership rights as Wyndham and the Trustee deem appropriate.
     11.09 Presales. In the event Wyndham presells Property Interests with proper regulatory approval and the purchaser of such Property Interest has subjected such Property Interest (or the Use Rights therein) to this Trust Agreement, such Purchaser shall be entitled to reserve Accommodations prior to the time the Accommodation(s) in the Vacation Plan in which such purchaser has purchased a Property Interest is/are available for occupancy, if the Trustee has determined that Accommodations available in the Plan are sufficient to accommodate such purchaser. Should the Trustee determine that there are insufficient Points available in the Plan to accommodate a purchaser who has purchased and subjected to this Trust Agreement a Property Interest (or the Use Rights therein) in a Vacation Plan, the Accommodation(s) of which is/are not available for use, said purchaser shall not be entitled to reserve Accommodations until such time as said Accommodation(s) is/are available for occupancy.
     11.10 Additional Exchange and Other Programs.
     (a) Internal. Wyndham may develop an internal exchange program for Members by which the Members may reserve time in Vacation Plans outside of the Vacation Plans applicable to the Trust Properties. Wyndham may enter into agreements with one or more affiliated or unaffiliated resorts or resort developers at resorts whose Vacation Plan or Vacation Plans are not a part of the Vacation Plans applicable to the Trust Properties and/or one or more affiliated or unaffiliated owners/developers of hotel and non-timeshare resort properties which may provide additional Vacation Units that Members would be able to utilize. Finally, Wyndham may also enter into agreements with the developers of other types of programs or experiences (such as motor homes, houseboats, etc.,) which Members would be able to utilize. The number and location of available resorts and types of vacation and travel programs and experiences will change from time to time as set forth in the Directory and availability will be subject to the provisions of the Plan Manager’s reservation system. Wyndham may charge a fee for each transaction it consummates on behalf of a Member, which fee will be subject to change. Wyndham’s internal exchange system, called “FAX”, may be made available to Members who wish to use their Points to reserve time in Vacation Units which are included in the “FAX” exchange network but are not available through the Plan. Wyndham may charge a fee, which will be subject to change, for each transaction which involves an exchange into the “FAX” exchange network. Persons who have acquired Property Interests in other Wyndham resorts and who are therefore entitled to the privileges of the “FAX” exchange network may also be entitled to exchange the Use Rights attributable to their Property Interests for use of Accommodations in the Plan, but such persons who are members of the “FAX” exchange network and who wish to exchange for Accommodations in the Plan may not submit reservations more than seven months in advance of their requested use period and they must have banked their Property Interest with FAX in advance of making such reservation request. All Points which Members use to avail themselves of any of the foregoing “internal” exchanges or programs shall be deemed to belong to Wyndham for the Use Year attributable to such

Points and Wyndham shall be entitled to use such Points in the same fashion as any other Member, including, without limitation, making reservations for Accommodations and renting out those Accommodations to the public.
     (b) External. An external exchange program may from time to time be available to qualified Members. Each Member, however, must determine whether he is eligible and desires to become a member of such external exchange program. Each participating Member will be required to pay any fees associated with membership in or the use of any such external exchange program. These external exchange programs are independent companies with no affiliation or relationship to Wyndham, other than RCI, LLC (“RCI”), which is a subsidiary of Wyndham Worldwide Corporation (“WWC”), WWC being the parent company of Wyndham. The guidelines for exchanging through an external exchange company are subject to change and, when available, will be set forth in the Directory.
     (c) Availability of Exchange. Wyndham does not guarantee to the Members that any exchange as set forth in the exchange programs referenced above will be available to the Members.
     11.11 Priority Reservation Rights. The Trustee may establish different rules and reservation rights for Members based upon (a) levels of Points owned, or (b) the location of the Accommodations available through the Property Interest purchased by a Member, or (c) the specific Use Rights assigned to the Trust, or (d) any other criteria determined by Trustee. Such rules and reservation rights, including priorities, fees, reservation periods, and other policies, guidelines and restrictions shall be set forth in the Directory.
ARTICLE XII
OTHER RIGHTS AND RESPONSIBILITIES OF MEMBERS
     12.01 Sale or Transfer. A Member may sell or otherwise transfer his Property Interest and Points provided such Member gives notice to the Trustee at the address specified herein and provided further that the Points allocated to a Property Interest (or the Use Rights therein) may not be sold separate from such Property Interest. A Member may not transfer his Property Interest nor permit others to use the Points associated therewith unless such Member is current in the payment of his FairShare Plus Assessment. The transfer of a Property Interest and the Points associated therewith may not result in a Member owning less than the minimum number of Points needed to reserve one week in an Accommodation. A Member desiring to transfer his Property Interest must also obtain the written consent of Wyndham, which consent may be withheld if the Member is delinquent in the payment of any obligations then due Wyndham under his Purchase Agreement, or under a mortgage, deed of trust or other security instrument encumbering his Property Interest, or if the terms and conditions of the Member’s Assignment Agreement prohibit the sale, conveyance or transfer of the Membership to persons other than Wyndham. Wyndham and/or the Plan Manager has the right, in its discretion, to charge the purchaser a reasonable transfer fee for documenting the transfer of a Property Interest and the appurtenant Points.

     12.02 No Sale Assistance. The Trustee and Wyndham have no obligation to repurchase or assist a Member with the sale of his Property Interest and the Points associated therewith.
ARTICLE XIII
MEMBERSHIP IN THE FAIRSHARE VACATION
OWNERS ASSOCIATION AND OTHER OWNERS ASSOCIATIONS
     13.01 Fairshare Vacation Owners Association. As noted above, all Members are also “Members” of the Association and are entitled to one vote at all Association meetings held in accordance with the Association’s By-Laws without regard to the number of Points allocated to such Member. If there are multiple owners of a Membership, then the multiple owners shall designate one owner as the Voting Member and such Members shall be required to advise the Trustee of his selection. All Members are eligible to be members of the Board of Directors pursuant to the provisions set forth in the Articles of Incorporation and By-Laws of the Association. Any Member who is a member of the Board of Directors will pay his own expenses involved in traveling to and from the location of Board meetings. In addition, Wyndham shall be a Member of the Association.
     13.02 OA. All Members shall remain or become members of the OA that governs their respective Property Interests, if applicable, and may also be members of the site or master association should one exist. Where allowed by law, each Member (with the exception, unless otherwise agreed between the Trustee and the respective OA, of those Members owning Property Interests in Vacation Plans which have not been developed by Wyndham, either as primary developer or as a co-developer with another entity), by executing an Assignment Agreement or a contract or accepting a deed for a Property Interest subject to this Trust Agreement, shall, if the Assignment Agreement or the contract or deed expressly so provides, delegate to the Voting Designee the authority to exercise any voting privileges such Member may have in the OA having jurisdiction over his Property Interest. Each Member who has so delegated his/her voting privileges also agrees to execute any additional documentation that may be requested from time to time by the Trustee to further evidence or continue the effectiveness of such delegation. In exercising the voting privilege of a Member, the Voting Designee agrees in its reasonable discretion to act at all times in the best interest of the Member. The Voting Designee agrees that it will notify the Member and vote as directed by the Member in writing on the following issues:
     (a) Waiver of Material Rights. Waiver of any material rights of the OA or of the Members against the Plan Manager, Wyndham or a Third Party;
     (b) Fee Increases. Any increase in the OA’s annual maintenance fee or common expense in excess of 115% of the previous year’s budget, excluding reserves; or
     (c) Termination. Voluntary termination of the timeshare, condominium or townhouse regime or any proposal not to reconstruct any unit or common element after destruction or casualty.

     The Voting Designee shall serve in such capacity until such time as the Property Interest or the Use Rights therein is/are no longer subject to the terms of this Trust Agreement. All OA Fees shall remain the personal obligation of Member, its heirs, successors or assigns; provided, however, it is agreed that all OA Fees shall be paid to the Trustee and held in the Escrow Account on behalf of the Member until such amount is due to the OA.
     13.03 Payment of Delinquent FairShare Plus Assessments. Neither the Plan Manager, the Trustee, the Association nor Wyndham shall be responsible for paying any FairShare Plus Assessments or any delinquencies in any FairShare Plus Assessments.
ARTICLE XIV
MISCELLANEOUS
     14.01 Construction of Trust Agreement. Nothing contained herein shall preclude the Trustee or any Beneficiary from the right to judicial construction of any of the terms to this Trust Agreement. This Trust Agreement shall be construed in accordance with the laws of the State of Arkansas. This Trust Agreement shall be interpreted liberally in favor of an interpretation which will give this Trust Agreement full force and effect. Any action brought to enforce the terms or interpret any provision of this Trust Agreement or any other action in any manner relating to the Trust, the Trustee, the Trust Properties or the Plan shall be brought in the State Courts in Orange County, Florida or the Federal District Courts for the Middle District of Florida.
     14.02 Arbitration. The Trustee may, upon request by all Members involved, arbitrate disputes arising between Members concerning the use and occupancy of Trust Properties and the interpretation of this Trust Agreement. The parties agree to abide by the findings of the Trustee.
     14.03 Severability. In the event any one or more of the phrases, sentences, clauses or paragraphs contained herein should be invalid, this Trust Agreement shall be construed as if such invalid phrase or phrases, sentence or sentences, clause or clauses, and paragraph or paragraphs had not been inserted, and the remaining provisions will therefore be valid and fully enforceable in accordance with the terms thereof.
     14.04 Notice to the Parties. Except for notices of Association meetings, any other notice to be given to a Beneficiary shall be given by certified mail, return receipt requested, addressed to the post office address last shown on the records of the Trustee or the Plan Manager. Every notice so given shall be effective from the date of the mailing of such notice and the date of the mailing of such notice shall be the date such notice is deemed given for all purposes. Notices of Association meetings shall be given in accordance with the requirements of the By-Laws.

     Notice to be given to the Plan Manager or the Trustee shall be given by certified mail, return receipt requested to the following address:

Plan Manager FairShare Vacation Plan	Trustee
Wyndham Vacation Resorts, Inc.	Fairshare Vacation Owners Association
8427 SouthPark Circle	8427 SouthPark Circle
Orlando, Florida 32819	Orlando, Florida 32819
Attention: President	Attention: President
     14.05 Amendments. The Trustee, with the consent of Wyndham, may amend this Trust Agreement in writing from time to time and shall have the right, but not the obligation, to cause any such amendment to be recorded in the Recording Offices of all counties in which Property Interests (or the Use Rights therein) subject to this Trust Agreement are located (as well as in or with all other Filing Offices). The Trustee, with the consent of Wyndham, may, from time-to-time, add a Third Party or additional Wyndham subsidiary as a party to this Trust Agreement on terms and conditions acceptable to the Trustee and Wyndham.
     14.06 Further Assurances. Any party to this Trust Agreement or any Beneficiary will execute any additional document necessary or convenient to carry out the intent and purposes of the parties to this Trust Agreement.
     14.07 Acceptance and Ratification by Members. All Members, by executing a Purchase Agreement or an Assignment Agreement or by accepting a deed to a Property Interest subjected to this Trust Agreement, shall be deemed to have accepted, and agreed to be bound by, the terms and provisions of this Trust Agreement and the Management Agreement executed in connection herewith and each Member, by making reservations through the Plan, paying his FairShare Plus Assessment and otherwise using the Plan from time to time, shall be deemed to have ratified and confirmed his prior acceptance of, and agreement to be bound by, this Trust Agreement and such Management Agreement.
     14.08 Exchange Programs. The Trustee is authorized to enter into an agreement with exchange programs for the exchange of occupancy rights in the Trust Properties.
     14.09 Extensions. This Trust Agreement shall be extended for successive ten (10) year periods unless and until those Members entitled to cast at least 50% of the then total votes of all Members vote, either at the annual meeting of the Association occurring during the last year of the then expiring term or at a special meeting of the Association, in either event, held in accordance with the terms of the By-Laws of the Association, to not extend the term of this Trust Agreement.
     14.10 Successors and Assigns. This Trust Agreement shall be binding upon and shall inure to the benefit of the Beneficiaries (including the Members), their heirs, and permitted successors and assigns, as well as the parties hereto, their successors and assigns. This Trust Agreement may, as provided in Section 14.05 above, only be amended by the Trustee with the consent of Wyndham.

     14.11 Miscellaneous. Unless the context of this Trust Agreement clearly requires otherwise, references to the plural shall be deemed to include the singular and vice versa and references to one gender shall be deemed to include all other genders. In furtherance of the foregoing, any use of a masculine pronoun herein (such as “his”) shall be deemed to include the feminine gender and the neuter (in the case of a corporation or other entity).

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Fairshare Vacation Plan Use Management Trust Agreement as of the 14th day of March, 2008.

WYNDHAM VACATION RESORTS, INC., a Delaware corporation

By:	/s/ Gary T. Byrd

	Its:	Executive Vice President

	Name (Printed)	Gary T. Byrd	(SEAL)

FAIRFIELD MYRTLE BEACH, INC., a Delaware corporation

By:	/s/ George B. Hewes

	Its:	Senior Vice President

	Name (Printed)	George B. Hewes	(SEAL)

FAIRSHARE VACATION OWNERS ASSOCIATION, an Arkansas nonprofit corporation, in its capacity as TRUSTEE

By:	/s/ Brian D. Keller

	Its:	President

	Name (Printed)	Brian D. Keller	(SEAL)

WYNDHAM VACATION RESORTS, INC., a Delaware corporation, in its capacity as PLAN MANAGER

By:	/s/ Gary T. Byrd

	Its:	Executive Vice President

	Name (Printed)	Gary T. Byrd	(SEAL)

FAIRSHARE VACATION OWNERS ASSOCIATION, an Arkansas nonprofit corporation

By:	/s/ Brian D. Keller

	Its:	President

	Name (Printed)	Brian D. Keller	(SEAL)

ACKNOWLEDGMENT

STATE OF FLORIDA	)
) SS.
COUNTY OF ORANGE	)
     On February 26, 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared Gary T. Byrd personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as Executive Vice President of Wyndham Vacation Resorts, Inc., a Delaware corporation, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.

Signature	/s/ Anna L. Walton

Anna L. Walton

Notary’s Name (Typed or Printed)

STATE OF FLORIDA	)
) SS.
COUNTY OF ORANGE	)
     On February 26, 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared George B. Hewes personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as Senior Vice President of Fairfield Myrtle Beach, Inc., a Delaware corporation, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.

Signature	/s/ Anna L. Walton

Anna L. Walton

Notary’s Name (Typed or Printed)

ACKNOWLEDGMENT

STATE OF FLORIDA	)
) SS.
COUNTY OF ORANGE	)
     On February 26, 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared Brian D. Keller personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as President of Fairshare Vacation Owners Association, an Arkansas non-profit corporation, in its capacity as “Trustee”, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.

Signature	/s/ Anna L. Walton

Anna L. Walton

Notary’s Name (Typed or Printed)

STATE OF FLORIDA	)
) SS.
COUNTY OF ORANGE	)
     On February 26, 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared Gary T. Byrd personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as Executive Vice President of Wyndham Vacation Resorts, Inc., a Delaware corporation, in its capacity as “Plan Manager”, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.

Signature	/s/ Anna L. Walton

Anna L. Walton

Notary’s Name (Typed or Printed)

ACKNOWLEDGMENT

STATE OF FLORIDA	)
) SS.
COUNTY OF ORANGE	)
     On February 26, 2008 before me, the undersigned, a Notary Public in and for said State, personally appeared Brian D. Keller personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within named instrument as President of Fairshare Vacation Owners Association, an Arkansas non-profit corporation, in its capacity as “Trustee”, executed same in accordance with a resolution of the Board of Directors of the corporation or the corporate by-laws.
     WITNESS my hand and official seal.

Signature	/s/ Anna L. Walton

Anna L. Walton

Notary’s Name (Typed or Printed)

The following EXHIBIT A was attached to the Second Amended and Restated
FairShare Vacation Plan Use Management Trust Agreement
EXHIBIT A
Original “FairShare Vacation Plan Use Management Trust Agreement”
Recorded in the following counties:

SITE	STATE	COUNTY OFFICE	DATE	BOOK, PAGE ET SEQ.
Bay	AR	Cleburne Clerk of Court	07/09/91	Bk. Vol. 345, pp 675
	AR	Van Buren Clerk of Court	07/09/91	Doc. #91-3367
Branson	MO	Taney Recorder of Deeds	06/18/93	Bk. 320, pp 4761
Flagstaff	AZ	Coconino County Recorder	07/11/91	Doc. 1408, pp 544
Glade	TN	Cumberland Office of Register	07/09/91	Bk. 401, pp 648
Harbour	NC	Craven Register of Deeds	07/09/91	Bk. 1288, pp 534
Mountains	NC	Rutherford Register of Deeds	07/08/91	Bk. 579, pp 102
Myrtle Beach	SC	Horry RMC Office	07/10/91	Bk. 1480, pp 726
Nashville	TN	Davidson Office of Register	10/11/94	Bk. 9489, pp 981
Ocean Ridge	SC	Colleton RMC Office	07/12/91	Bk. 529, pp 135

A-1

SITE	STATE	COUNTY OFFICE	DATE	BOOK, PAGE ET SEQ.
Orlando	FL	Orange Comptroller	04/28/95	Bk. 4885, pp 2488
	FL	Osceola Clerk of Circuit Ct.	03/24/93	Bk. 1115, pp 2135
Pagosa	CO	Archuleta Office of Recorder	07/09/91	Receipt. 180408
Plantation	GA	Carroll Office of Clerk	07/17/91	D. Book 706, pp 312
Sapphire Valley	NC	Jackson Register of Deeds	07/10/91	Bk. 782, pp 15
	NC	Transylvania Register of Deeds	07/16/91	Bk. 341, pp 174
Ventura	CA	Ventura Office of Recorder	08/02/91	Doc. #91-111853
Williamsburg	VA	York Office of Clerk	07/12/91	Bk. 620, pp 260

A-2

RECORDED INFORMATION FOR
AMENDED AND RESTATED FAIRSHARE VACATION PLAN USE MANAGEMENT TRUST AGREEMENT

BOOK AND PAGE, ET
SITE	STATE	COUNTY	DATE	SEQ.	OFFICE
Bay	Arkansas	Cleburne	06/17/98	Book 449, Page 451	Circuit Clerk
	Arkansas	Van Buren	06/05/98	Document #9802893	Circuit Clerk
Branson	Missouri	Taney	06/18/98	Book 352, Page 3589	Recorder
Daytona	Florida	Volusia	06/22/99	Book 4448, Page 1125	Clerk of the Court
Destin	Florida	Okaloosa	06/22/99	Book 2213, Page 4999	Clerk of Court
	Florida	Walton	06/23/99	Book 2034, Page 214	Clerk of Court
Durango	Colorado	La Plata	05/31/02	Reception #831285	City of Clerk
Flagstaff	Arizona	Coconino	07/06/98	Docket 2122, Page 214	County Recorder
Ft. Lauderdale	Florida	Broward	03/12/98	Book 27856, Page 727	Recorder
Glade	Tennessee	Cumberland	05/11/98	Book 1015, Page 2261	Register of Deeds
Harbour	North Carolina	Craven	06/19/98	Book 1635, Page 234	Register of Deeds
Las Vegas	Nevada	Clark	05/13/98	Book 970513, Instrument 1787	County Recorder
Mountains	North Carolina	Rutherford	06/08/98	Book 712, Page 822	Register of Deeds
Myrtle Beach	South Carolina	Horry	05/18/98	Book 2037, Page 1219	Register of Deeds
Nashville	Tennessee	Davidson	05/12/98	Book 10928, Page 959	Register of Deeds
Ocean Ridge	South Carolina	Colleton	06/12/98	Book 818, Page 01	Clerk of Court
Orlando	Florida	Orange	05/01/98	Book 5472, Page 2613	Recorder
	Florida	Osceola	04/30/98	Book 1493, Page 738	Clerk of Court
Pagosa	Colorado	Archuleta	04/28/98	Reception #98003095	Clerk of Circuit Court
Plantation	Georgia	Carroll	05/08/98	Book 1044, Page 165	Clerk of Court
Sapphire Valley	North Carolina	Jackson	04/27/98	Book 993, Page 322	Register of Deeds
	North Carolina	Transylvania	05/15/98	Book 431, Page 782	Register of Deeds
Sedona	Arizona	Yavapai	12/15/99	Book 3717, Page 571	Recorder
Smoky Mountains	Tennessee	Sevier	07/01/99	Book M359, Page 64	Register of Deeds
Ventura	California	Ventura	05/06/98	Reception #98-070333	County Recorder
Washington DC	Virginia	City/Alexandria	03/23/98	Book 1634, Page 1995	Clerk of Circuit Court
Williamsburg	Virginia	York	04/28/98	Book 1009, Page 209	Office of Clerk